UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2023

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

6244 185th Avenue NE, Suite 100, Redmond, WA 98052

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed on December 1, 2022 with the U.S. Securities and Exchange Commission (the “SEC”), MicroVision GmbH, a company organized under the laws of The Federal Republic of Germany and wholly owned subsidiary of MicroVision, Inc., (together, “MicroVision” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on December 1, 2022, with Ibeo Automotive Systems GmbH, a company organized under the laws of The Federal Republic of Germany (“Ibeo”), pursuant to which MicroVision agreed to acquire from Ibeo certain assets related to Ibeo’s lidar sensor business (the “Acquisition”).

On January 31, 2023, MicroVision and Ibeo amended the Asset Purchase Agreement pursuant to an Amendment Agreement to the Asset Purchase Agreement (the “Amendment”), which provided for an amended schedule of transferred contracts, modification to certain calculations, and establishment of a holdback in connection with the purchase price payment mechanics. Pursuant to the Amendment, at the closing of the Acquisition (the “Closing”), MicroVision paid to Ibeo EUR 7,000,000 (the “Initial Payment”) and deposited with the escrow agent EUR 3,000,000 to be held in escrow for a maximum period of 13 months post-closing as partial security for potential claims arising out of or in connection with the Asset Purchase Agreement. Pursuant to the Amendment, a holdback of EUR 5,000,000 was reserved pending final calculation and determination of reimbursement(s) calculated in accordance with the Asset Purchase Agreement, as amended.

The foregoing summary of the Asset Purchase Agreement and the Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement and the Amendment, copies of which are attached as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition of Assets.

On January 31, 2023, pursuant to the terms of the Asset Purchase Agreement, as amended, the Acquisition was consummated and Closing occurred. Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, as amended, at the Closing MicroVision paid to Ibeo the Initial Payment. MicroVision funded the Initial Payment with cash on hand.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2023, MicroVision issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

To the extent required, financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent required, pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated December 1, 2022, by and between MicroVision GmbH and Ibeo Automotive Systems GmbH

10.2*	Amendment Agreement, dated January 31, 2023, by and between MicroVision GmbH and Ibeo Automotive Systems GmbH

99.1	Press Release of MicroVision, Inc. dated February 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules and exhibits to the Asset Purchase Agreement and the Amendment have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. MicroVision will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: February 3, 2023